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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported): MAY 3, 1999



                             UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                          1-12297                      22-3086739
   (State or other jurisdiction of      (Commission File Number)            (IRS Employer
            incorporation)                                               Identification No.)


                  375 PARK AVENUE, NEW YORK, NEW YORK                            10152
                (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (212) 223-3300



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ITEM 5.  OTHER EVENTS.

        On May 3, 1999, United Auto Group, Inc., a Delaware corporation (the "Company"), International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C., Delaware limited liability companies controlled by Penske Capital Partners, L.L.C. (together, the "Purchaser"), consummated the first step (the "Initial Closing") of the transactions contemplated by the Securities Purchase Agreement (the "Agreement"), by and between the Company and the Purchaser, dated as of April 12, 1999, pursuant to which the Purchaser acquired 3,727.8696 shares of the Company's Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"), par value $0.0001 per share, for consideration of approximately $33.55 million. The shares of Series A Convertible Preferred Stock acquired entitle the Purchaser to dividends at a rate of 6.5% per year, payable in kind for the first two years, and are convertible into 3,727,869 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock").

        The Initial Closing is the first step of the transactions contemplated by the Agreement. Consummation of the second step is subject to customary closing conditions, including approval by a majority of the Company's stockholders and receipt of third-party consents. There can be no assurance when or whether the second step of the transaction will occur. If the second step does not occur by December 31, 1999, the Company may be required to repurchase from the Purchaser the 3,727.8696 shares of Series A Convertible Preferred Stock. There can be no assurance that the Company will have adequate funds to make such repurchase.

        In connection with the Initial Closing, the Board of Directors named Roger S. Penske as Chairman and Chief Executive Officer. Mr. Penske succeeds Marshall S. Cogan, the Company's founder who will remain as a Director of the Company. In addition, on April 30, 1999, Mr. Richard Sinkfield resigned as a Class II Director, and on May 3, 1999, Jules B. Kroll and Robert H. Nelson also resigned as Class II Directors. John J. Hannan and Michael R. Eisenson, who Class III Directors, were appointed as Class II Directors, and Roger Penske, James A. Hislop and Richard J. Peters were appointed as Class III Directors, subject to re-election at the 1999 annual meeting. In addition, Karl H. Winters resigned as Executive Vice President-Finance and Chief Financial Officer and Robert H. Nelson resigned as Executive Vice President-Operations. The Board also named James R. Davidson as Executive Vice President-Finance.

        Reference is made to the press release of the Company, dated May 3, 1999, attached hereto as Exhibit 99.1 and incorporated herein by reference.

        This Current Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report or incorporated herein by reference regarding the Company's financial position and business strategy may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that


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could cause actual results to differ materially from the Company's expectations, include the following: (i) the Company is subject to the influence of various manufacturers whose franchises it holds; (ii) the Company is leveraged and subject to restrictions imposed by the terms of its indebtedness; (iii) the Company's growth depends in large part on the Company's ability to manage expansion, control costs in its operations and consummate and consolidate dealership acquisitions; (iv) many of the Company's franchise agreements impose restrictions on the transferability of the Common Stock; (v) the Company will require substantial additional capital to acquire automobile dealerships and purchase inventory; (vi) unit sales of motor vehicles historically have been cyclical; (vii) the automotive retailing industry is highly competitive; (viii) the automotive retailing industry is a mature industry; (ix) the Company's success depends to a significant extent on key members of its management; (x) the Company's business is seasonal; and (xi) the other important risk factors identified in the Reports and other documents filed by the Company with the Securities and Exchange Commission. In light of the foregoing, readers of this Current Report are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference herein.

ITEM 7.  Financial Statements and Exhibits

        4.5 Certificate of Designation of Series A Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on April 30, 1999.

        10.20.5 Non-Competition and Standstill Agreement, dated as of April 12, 1999, by and between Marshall S. Cogan and United Auto Group, Inc.

        10.20.6 Stockholders Agreement, dated as of May 3, 1999, by and among United Auto Group, Inc., Trace International Holdings, Inc., Aeneas Venture Corporation, AIF II, L.P., International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C.

        10.20.7 Registration Rights Agreement, dated as of May 3, 1999, by and among United Auto Group, Inc., International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C.

        99.1       Press Release, dated May 3, 1999, issued by United Auto
Group, Inc.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 10, 1999



                                    UNITED AUTO GROUP, INC.


                                    By:  /s/ James R. Davidson
                                         ------------------------------------
                                    Name:    James R. Davidson
                                    Title:   Executive Vice President - Finance








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